EXHIBIT 10.30

Description of Arrangement for Directors Fees

The table below sets forth the amount of fees payable to outside directors of Webster Financial Corporation for their services as Directors for the period April 2007 to April 2008. The Nominating and Corporate Governance Committee will conduct its annual compensation review in April 2008 in connection with the Company’s annual meeting. The Committee may decide to revise the Schedule shown below at the meeting or at another meeting.

Event	Amount
Annual Retainer	$32,000 ($25,000 payable in the form of shares of restricted stock pursuant to the 2001 Directors Retainer Fees Plan, and $7,000 payable in cash)
Board Meeting Attended	$1,500
Committee Meeting Attended	$1,250
Telephonic Board Meeting	$750
Telephonic Committee Meeting	$625
Separate Webster Financial Corporation and Webster Bank Board Meetings (Held on the Same Day)	$2,000
Annual Retainer for Lead Director which includes fee as Chair of the Nominating and Corporate Governance Committee	$20,000
Annual Retainer for the Chair of the Audit Committee	$15,000
Annual Retainer for the Chair of the Compensation Committee	$7,500
Annual Retainer for the Chair of the Risk Committee	$7,500